Exhibit 3.1
Exhibit 3.1 (Detmuare «., “The first State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CLEAR SIGHT HOLDINGS, INC. “, CHANGING ITS NAME FROM “CLEAR SIGHT HOLDINGS, INC. “ TO “NYTEX ENERGY HOLDINGS, INC. “, FILED IN THIS OFFICE ON THE EIGHTH DAY OF OCTOBER, A.D. 2008, AT 11:53 O’CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. II HI* <r 1 Harriet Smith Windsor, Secretary of State 2149669 9100 V& IHI^J AUTHENTICATION: 6900225 -~ 081022320 ^5Sli2^ DATE: 10-08-08 You may verify this certificate online at corp.Oelaware.gov/autbver.shtsa

State of Delaware Secretary o£ State Division of Corporations Delivered 12:13 m 10/08/2008 KTZED 11:53 AM 16/08/2008 SSV 081022320 — 2149669 TOE STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF CLEAR SIGHT HOLDINGS, INC. Clear Sight Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify: FIRST: That by written consent in lieu of meeting dated October 7, 2008, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, deeJaring said amendment to be advisable and submitting the amendment to the stockholders for consideration thereof. The resolutions setting forth the proposed amendments are as follows: “RESOLVED, that ARTICLE I of the Certificate of Incorporation of this Corporation be amended to read and be as follows: ARTICLE I Hame The name of the Corporation is Nytex Energy Holdings, Inc. FURTHER RESOLVED, that ARTICLE V of the Certificate of Incorporation of this Corporation be amended by the addition of a newsubparagraph 7 which shall be and read as follows: ARTICLED Capital 7. One-for-Three Reverse Stock Split Each three (3) shares of Common Stock heretofore issued and outstanding, is hereby changed and reclasstfied without forther action by the Corporation or its stockholders, into one (J) folly paid and nonassessable share of Common Stock. The capital of fee Corporation shall not be increased or decreased upon such change and reclassificatioii. Each holder of a stock certificate heretofore representing issued and outstanding shares of Common Stock shall be entitled to receive, upon surrender of such certificate to the Corporation for cancellation, a stock certificate representing the number of shares of Common Stock to which such holder is emitted as a result of said change and reclassification. From and after the date the Secretary of State of Delaware issues a Certificate evidencing lie filing of this Certificate of Amendment, stock certificates outstanding prior to such date shall confer no right upon the holders thereof other than the right to exchange them for stock certificates pursuant to the terms hereof. The Corporation shall not issue ftactionai shares of Common Stock in connection with such change and reclassification. In Heu of fractional shares, the number of shares of Common Stock to be issued to each stockholder will be rounded up to the nearest whole number. 1

SECOND: That thereafter, pursuant to resolution of the Board of Directors, the stockholders of said Corporation, owning the necessary number of shares of Common Stock required by statute, acting by Written Consent in Lieu of Meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, voted in favor of the amendment THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed tins 7th day of October, 2008. Clear Sight Holdings, Inc. By: Sj&^^^TZ Richard Bergerjpresident Authorized Gfflfcer 2

# Delaware

PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CLEAR SIGHT HOLDINGS, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF AUGUST, A.D. 2008, AT 7:17 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2149669 8100

080875188

AUTHENTICATION: 6795044

DATE: 08-15-08

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 07:31 rfT08/14/2008 FILED 07:17 PU 08/14/2008 SRV 08087S188 — 2149669 FILE STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION The corporation organized and existing under and by virtue of the General Corporation Law of toe State of Delaware does hereby certify: FIRST: That at a meeting of the Board of Directors of CLEAR SIQHT HOLDINGS, INC resolutions were duly adopted setting forth a proposed amendment oflhe Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered *gnCLE5 ,, w ^ ^ amended, said Article shall be and read as follows: SECOND; That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of             shares as required by statute were voted in favor of the amendment. THIRD: That said amendment was duly adopted in accordance wfth the provisions of Section 242 of the General Corporation Law of the Stare of Delaware. IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of AuSugt , 20^ Atmiorizea Officer/ Title; President / Name: Richard Bergcr Print or Type

Ik first State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TROE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “KISMET, INC. “, CHANGING ITS NAME FROM “KISMET, INC.” TO “CLEAR SIGHT HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF OCTOBER, A.D. 2006, AT 6:10 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. \ttS^BBSt%^» Harriet Smith Windsor, Secretary of State 2149669 8100 \^s||jfe^ AUTHENTICATION: 5119174 060948787 ^*=^ DATE. 1017_Q€

# STATE OF DELAWARE
# CERTIFICATE OF AMENDMENT
# OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

**FIRST:** That at a meeting of the Board of Directors of Kismet, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

**RESOLVED**, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " Article 1 " so that, as amended, said Article shall be and read as follows:

The name of the corporation is "CLEAR SIGHT HOLDINGS, INC."

**SECOND:** That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

**THIRD:** That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

**FOURTH:** That the capital of said corporation shall not be reduced under or by reason of said amendment.

**IN WITNESS WHEREOF**, said corporation has caused this certificate to be signed this 16th day of October, 20 06.

By: R. Berger
Authorized Officer

Title: President

Name: Richard S. Berger
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:15 PM 10/16/2006
FILED 06:10 PM 10/16/2006
SRV 060948787 - 2149669 FILE

Tffj PAGE 1 (&ii\tt of j&*mtarg of j^iate I, MICHAEL HARK INS, SECRETARY OF STATE OF THE STATE OF .DEEAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF KISMET, INC. FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JANUARY, A.I). 1988, AT 9 O’CLOCK A.M. I t t l I i l l l l I t I i I 1 t i I I \^f^^* yAft/./ I Michael Hkrkins, Secretary of State ^ ^ifcgsit^^ AUTHENTICATION: S 1550148 880190021 DATP: 01/19/1988

FiOED ARTICLES OF INCORPORATION JAN ^ ^J^ KISMET, INC. 0*£f%6/6~J (18) velrsno?rSaagpned,^tUral ^rS°n’ being “^“than eighteen” nn Si-, g ‘ actln? as ^corporator in order to organize and establish a corporation under and pursuant to the General £S?r£i°?onW ?f ^e,St?te of ^elaware^as amended, does hereby adopt the following Articles of Incorporation: ARTICLE I Name The name of the corporation is Kismet, inc. ARTICLE II Period of Duration The period of duration of the corporation shall hP perpetual, unless dissolved according to law ARTICLE III Purpose transact an??^,,^ W*Uch the corPorati°n is organized is to transact any lawful business or to conduct any activity in which Law oTth^°tVaY ,lanW^Ully engage Under the General Corporation Law of the State of Delaware, as amended. ARTICLE IV Rights. Powers and Privileges of the fcond.SnCe^°f ^e f5re?°in9 Purpose and in furtherance cLor’tinn S^i I a11 , °f ltS business and affairs, the corporation shall have and may exercise all the rights Dowers and privileges now or hereafter conferred upon^ corporation^ organized under the General Corporation Law ^ the state S? of ant^kind3 llT^’ ^^l °ther rights’ Powers and privilegef of any kind whatsoever which are necessary, suitable or proper for the accomplishment of its corporate purpose. proper ARTICLE V Capital +-ho Jr. Authorized Shares. The aggregate number of shares which the corporation shall have the authority to issue is one hundred million (100,000,000) shares of common stock, Lch with a par value of one-tenth cent ($.001) per share. P

4-v, J fhares of said stock may be issued from time to time by the board of directors of the corporation for cash, services rendered, property or such other consideration as the board of directors may determine, and in all cases shall be deemed fully paid and non-assessable. The judgment of the board of directors as to the adequacy of any consideration received for any shares options or any other securities which the corporation may at any time be authorized to issue or sell or otherwise dispose of shall be conclusive m the absence of fraud, subject to the provisions of these Articles of Incorporation. DrPfpSSoand e^ery.^are. of stock shall be equal and without preference or classification as between such shares of stock. !hnLl J*reS °f Stock sha11’ in the hands of a^ Person aSv oS?^»; • ^ SUCh .PerS°n liable t0 pa^ an^ assessment or ^obligation -°r Pavinent °n account of the debts or obligations or the corporation. 2” No cumulative Voting. Each shareholder of record shall books°o? th^,f0r ^ Share °f St°Ck standing in his name on the ?n £L i hf¦corP°ration. Cumulative voting shall not be allowed xn the election of directors or for any other purpose. chall3\ No Preemptive Rights. No shareholder of the corporation shall have any preemptive or similar right to acauire or stock“lbe*Hf°r: «*. “Motional, unissued o/treasuryShares or ‘c ?^her securities of any class; rights, warrants, or ?Shi 2? \ P^chase stock; or, securities of any kind convertible into sv-ock or carrying stock purchase warrants or privileges. *t- *,,t* . .Warrayf; The board of directors may create and issue Lan* V^f’ vwhether or n°t in connection with the issuance and hold*™ VSLJ^*?*? °r securities’ riShts or options entitling the 5™t[nn Th fPUrChfe Zhar*S °f the caPital stock of the which thev* ,,h^ Krm -°f SU.Ch ^ightS ?r °Ptionsf the terms upon nniS fY 11 be lssued’ the Price of the shares to be 5£?? Eed upon the exercise thereof, and the time of exercise shall be determined by the board of directors. ,,. <___?\ Transfer Restrictions. The board of directors may restrict the transfer of the corporation’s stock by giving the nuShf! n°n^°r Jnyi °ther PSrSOn “first right of refusal to purchase” the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and which is not inconsistent with the laws of the State of Delaware. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the corporation. - 2 -

6. Distributions. The board of directors may from time to time^distribute to the shareholders, as a dividend or in partial liquidation, out of either stated capital or surplus capital of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the laws of Delaware. ARTICLE VI Shareholder Voting At all meetings of shareholders, one-third (1/3) of the shares entitled to vote at such meeting represented in person or by proxy shall constitute a quorum. At any meeting at which a quorum is present, the affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders; except that the following actions shall require the affirmative vote or concurrence of a majority of all of the outstanding shares of the corporation entitled to vote thereon: (1) adopting an amendment to these Articles of Incorporation; (2) lending money to, guaranteeing the obligations of, or otherwise assisting any of the directors of the corporation; (3) authorizing the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation, with or without its goodwill, not in the usual and regular course of business; (4) approving a plan of merger or consolidation; (5) adopting a resolution submitted by the board of directors to dissolve the corporation; (6) adopting a resolution submitted by the board of directors to revoke voluntary dissolution proceedings; and (7) any other action which the General Corporation Law of the State of Delaware, as amended, requires to be approved by the shareholders. ARTICLE VII Registered Owner of Stock The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares; and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including but without limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee, or transferee of any of the shares of the corporation shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to be — 3 -

paid dividends or other sums payable to shareholders; or, to own enjoy or exercise any other property or rights deriving from such shares against the corporation, until such purchaser,” assignee or transferee has become the registered holder of such shares. ‘ ARTICLE VIII Board of Directors af , 1” HWtber of Directors. The number of directors shall be at least three; except that there need be only as many directors “’ ^e,re arf’ or initially will be, shareholders (if the ?^ ?Klng^hare£\are’ °r initiallY will be, held of record by nXr^JV^6 shareholders). Subject to this limitation, the number of directors shall be fixed in accordance with the bylaws. ?• Initial—Board of Directors. The initial board of directors shall consist of three (3) members. direr?o^n^et>,and addres_s.es of *** Paeons who are to serve as shf?Pho?S~f * corporation until the first annual meeting of S[fa ‘ ™ until their successors shall be elected and snail qualify, are as follows: liaj^ Address Diane Pankovcin 818 Fifth Avenue, Suite 303 San Rafael, California 94901 John Mohalley 818 Fifth AvGnue, Suite 303 San Rafael, California 94901 Lisa Row 818 Fifth Avenue, Suite 3 03 San Rafael, California 94901 ARTICLE IX Provisions for Regulation of the Internal Corporate Affa-ii-g The following provisions are inserted for the management of the business and for the regulation of the internal affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law. 1. Bylaws. The board of directors shall have the power to adopt, alter, amend or repeal, from time to time, such bylaws as it deems proper for the management of the affairs of the corporation. Such bylaws shall not be inconsistent with these Articles of incorporation and the General Corporation Law of the State of Delaware, as amended. — 4 -

2. Compensation to Directors. The board of directors is authorized to make provisions for reasonable compensation to its members for their services as directors. Any director of the corporation may also serve the corporation in any other capacity and receive compensation therefor in any form. 3« Conflicts of Interest. No contract or other transaction between the corporation and any other person, firm, partnership, corporation, trust, joint venture, syndicate or other entity shall be in any way affected or invalidated solely by: (a) the fact that any director or officer of the corporation is pecuniarily or otherwise interested in, or is a director, officer, shareholder, employee, fiduciary or member of such other entity; or (b) the fact that any director or officer individually, or jointly with others, or any entity in which any director or officer is in any way interested, may be a party to or may be interested in a contract or other transaction of the corporation. 4- Corporate Opportunities. The officers, directors and other members of management of the corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the corporation has expressed an interest as determined from time to time by the board of directors as evidenced by resolutions appearing in the corporation’s minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management shall be disclosed promptly to the corporation and made available to it. The board, of directors may reject any business opportunity presented to it, and thereafter each officer, director or member of management may avail himself of such opportunity. Until such time as the corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management shall be free to engage in that area of interest on their own; ^ and this doctrine shall not limit the rights of any officer, director or other member of management to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from duties which he may have to the corporation. 5* Indemnification. The corporation shall indemnify each incorporator, director and officer, and their heirs, executors, personal representatives and administrators to the fullest extent allowed by the laws of Delaware. — 5 -

ARTICLE X Registered Office and Agent The address of the initial registered office of the corporation is Suite 600, One Commerce Center, 12th & Orange Streets, Wilmington, New Castle County, Delaware 19801, and the name of the initial registered agent of the corporation at such address is Agents and Corporations, Inc. Either the registered office or agent may be changed in the manner permitted by law. ARTICLE XI Incorporator The name and address of the incorporator of the corporation is as follows: Name Address Florence L. Valastiak 1625 Broadway, Suite 770 Denver, Colorado 8 0202 IN WITNESS WHEREOF, I, the undersigned, being the incorporator designated in Article XI above, have executed these Articles of Incorporation in duplicate on January 13, 1988. STATE OF COLORADO ) ) ss. CITY AND COUNTY OF DENVER ) I, Catherine S. Morrison, a Notary Public, hereby certify that Florence L. Valastiak, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, appeared before me this day in person and being by me first duly sworn, acknowledged and declared that she signed said Articles of Incorporation as her free and voluntary act and deed for the uses and purposes therein set forth and that the statements therein contained are true. Witness my hand and notarial seal this 13th day of January, 1988. ___~-_^ My commission expires: September 23, 1991. } /CATHERINESA \ Notary Public I MORRISON / # ___6 ___A-A’— f^u

Vefaware -’ The Jirst State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “KISMET, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE EIGHTH DAY OF MAY, A.D. 2006. AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “KISMET, INC.” WAS INCORPORATED ON THE NINETEENTH DAY OF JANUARY, A.D. 1988. AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE. AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE. Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4728293 060431944 DATE: 05-08-06

(Delaware ,,, ?he Ttrst State I, RAERIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY -CLEAR SIGET HOLDINGS, INC. “ IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOO STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TENTH DAY OF JULY, A.D. 200B. AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE. AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE. AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “CLEAR SIGHT HOLDINGS, INC.” WAS INCORPORATED ON THE NINETEENTH DAY OF JANUARY, A.D. 1988. ?1£Qg*a omn ffc^jHBvfl Harriet Smith Windsor, Secretary of State J149669 9300 l^tjJl AUTHENTICATION: €717823 ^ 080771852 X&g|5^ DATE; 07-10-09 ITou may wftrify tb&4 certificate online at aojcp.aelawarm.gvv/authvox.shtml